Exhibit 23.5

CONSENT OF PINCOCK ALLEN & HOLT

We hereby consent to (1) the reference in the Registration Statement No. 333-144563 on Form S-8, as amended (the “Amendment”) of US Gold Corporation (the “Company”) to our technical reports “NI-43-101 Technical Report for the Palmarito Project, Sinaloa  State, Mexico”, dated December 15, 2008, “Update of the Resource Estimate, Magistral Gold Project, Sinaloa, Mexico”,  dated June 18, 2009,  “Initial Resource Estimate for the El Gallo Project, Sinaloa State, Mexico”, dated August 17, 2010, “Resource Estimate for the El Gallo District, Sinaloa State, Mexico”, dated December 23, 2010 and “Preliminary Economic Assessment for the El Gallo District, Sinaloa State, Mexico”  dated February 11, 2011 (the “Reports”) relating to the Company’s Mexican projects, (2) the inclusion or incorporation by reference of information derived from the Reports in the Amendment and (3) all other references to the undersigned included or incorporated by reference in the Amendment. We also consent to the reference to us under the heading “Experts” in a prospectus, which is part of the Amendment, and any amendments thereto.

PINCOCK ALLEN & HOLT

By:	/s/ Raja P. Upadhyay	Date: April 19, 2011
Name:	Raja P. Upadhyay
Title:	President